UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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NEW ULM TELECOM, INC.

 (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NUVERA COMMUNICATIONS, INC
27 North Minnesota Street
New Ulm, Minnesota 56073
(507) 354-4111

NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS TO BE HELD ON
THURSDAY, MAY 23, 2019

The Annual Meeting of Shareholders of Nuvera Communications, Inc. (Nuvera or the Company), will be held at the New Ulm Event Center, located at 301 20th Street South in New Ulm, Minnesota, on Thursday, May 23, 2019 at 10:00 a.m., Central Time, for the following purposes:

(1)

To elect two Directors named in the attached proxy statement to serve for ensuing three-year terms;

(2)

To ratify the appointment of Olsen Thielen & Co., Ltd. as the Company’s independent registered public accounting firm for the year ended December 31, 2019;

(3)

To approve the Company’s executive compensation;

(4)

To cast an advisory vote regarding the frequency of future advisory votes on executive compensation; and

(5)

To transact any other business that may properly be brought before the meeting.

The Board of Directors (Board) has fixed the close of business on April 5, 2019 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.

BY THE ORDER OF THE BOARD OF

DIRECTORS NUVERA COMMUNICATIONS, INC.

/s/ Barbara A.J. Bornhoft

Barbara A.J. Bornhoft - Corporate Secretary

New Ulm, Minnesota

April 18, 2019

INFORMATION CONCERNING SOLICITATION AND VOTING – YOUR VOTE IS IMPORTANT.  Whether or not you expect to attend the meeting, please sign and date the proxy and return it promptly in the enclosed envelope, or take advantage of the option to vote by Internet or telephone. If you choose to return the proxy card by mail, we have enclosed an envelope, for which no postage is required if mailed in the United States. You may also vote your shares electronically, either over the Internet at www.proxyvote.com or by touch-tone telephone at 1-800-690-6903.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 23, 2019.

This Proxy Statement, along with the Company’s 2018 Annual Report and Annual Report on Form 10-K are available free of charge on the following website: www.proxyvote.com

NUVERA COMMUNICATIONS, INC
27 North Minnesota Street
New Ulm, Minnesota 56073
(507) 354-4111

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON THURSDAY, MAY 23, 2019

QUESTIONS AND ANSWERS

What is the purpose of this Proxy Statement?

This proxy statement is being made available to shareholders beginning on or about April 18, 2019 for the solicitation of proxies for the Annual Meeting of Shareholders and any adjournment thereof, to be held commencing at 10:00 a.m., Thursday, May 23, 2019 at the New Ulm Event Center, located at 301 20th Street South, New Ulm, Minnesota.

Who can vote?

Record holders of the Company’s common stock at the close of business on April 5, 2019 are entitled to vote at this Annual Meeting. Shareholders are entitled to one vote for each share held on the April 5, 2019 record date. On that date, there were 5,181,249 shares outstanding. In addition, shareholders have the right to cumulate votes in the election of Directors, as described on page 6.

How do I vote?

Registered Shareholders. If your shares are registered in your name, you may vote in person or by proxy. If you decide to vote by proxy, you may do so in ONE of the following three ways:

•

By Internet – You may vote using the Internet at the website www.proxyvote.com. You can transmit the voting instructions via electronic delivery of the information up until 10:59 p.m., Central Daylight Time, the day before the Annual Meeting, or May 22, 2019. Use the proxy card when accessing the web site and follow the instructions to obtain the records and to create an electronic voting instruction form.

•

By telephone – You may vote by using the toll-free telephone number, 1-800-690-6903. Using a touch-tone telephone, you can transmit the voting instructions up until 10:59 p.m., Central Daylight Time, the day before the Annual Meeting, or May 22, 2019. Use the proxy card when you call and follow the instructions provided.

•

By mailing – You may vote your shares by marking, signing, dating and returning your Proxy Card in the postage paid envelope provided, addressed to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxy cards must be received by Broadridge on or before May 22, 2019.

The Internet and telephone voting procedures have been set up for your convenience and have been designed to authenticate your identity, allow you to give voting instructions and confirm that those instructions have been recorded properly.

Whether you choose to vote over the Internet, by telephone or by mail, you can specify whether your shares should be voted for either both, either or, or neither of the two nominees for director. You can specify whether you want to vote for or against, or abstain from voting for, the ratification of the appointment of the independent registered public accounting firm. You can also specify whether you want to vote for or against, or abstain from voting for the proposal on the non-binding vote on executive compensation. You can also specify whether you want to vote for one year, two years or three years, or abstain from voting for the non-binding advisory vote on the frequency of future executive compensation. If you make these specifications, your shares will be voted as you direct. If you sign, date and return your Proxy Card, but do not specify how you want to vote, your shares will be voted FOR the election of all director nominees, FOR the ratification of the appointment of the independent registered public accounting firm, FOR the proposal on the non-binding vote on executive compensation, and FOR three years for the non-binding advisory vote on the frequency of future executive compensation.

Beneficial Owners/Nominee Shares. If your shares are held by a bank, broker, trustee or some other nominee, that entity will give you separate voting instructions. If you do not provide voting instructions to your nominee, your shares will not be voted in the election of directors or the other proposals.

Registered shareholders and beneficial owners of shares held in street name may also vote in person at the Annual Meeting. If you are a registered shareholder and attend the Annual Meeting, you may deliver your completed proxy card in person. Additionally, written ballots will be available for any shareholder that wishes to vote in person at the Annual Meeting. Beneficial owners of shares held in registered name who wish to vote at the Annual Meeting will need to obtain a legal proxy from the entity that holds their shares.

The persons named as proxies are Board members who are not currently standing for election. If any other matters are properly presented for action at the Annual Meeting, including a question of adjourning or postponing the Annual Meeting from time to time, the persons named in the proxies and acting in that capacity, will have discretion to vote on these matters in accordance with their best judgment.

The notice of the Annual Meeting, this proxy statement and related proxy card are being mailed to shareholders on or about April 18, 2019.

May I change my vote?

Your proxy may be revoked at any time before it is voted. You may change your vote after you submit your proxy card by:

•

Sending a written notice addressed to the Chief Executive Officer (CEO) of the Company, which must be received prior to the Annual Meeting, stating that you want to revoke your proxy;

•

Submitting a new completed proxy card to the CEO of the Company, which must be received prior to the Annual Meeting and contain a later date than the previously submitted proxy;

•

Entering later-dated telephone or Internet voting instructions, which will automatically revoke the earlier proxy; or

•

Attending the Annual Meeting and voting in person and informing the Secretary of the Company that you are revoking your proxy. Attendance of a shareholder at the Annual Meeting will not automatically revoke any proxy previously submitted.

Who is soliciting proxies?

The enclosed proxy is being solicited by the Board and the Company will pay the cost of the solicitation, including preparing, assembling and mailing the proxies and solicitation materials. The Company is soliciting proxies. In addition, the directors, officers and regular employees of the Company may solicit proxies personally or by telephone, for which they will receive no financial consideration other than their regular compensation. The Company will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting materials to the beneficial owners of the shares of the Company common stock held as of the record date and will reimburse these persons for their reasonable expenses so incurred.

When are shareholder proposals due for the next Annual Meeting?

Shareholders who want to have their proposals considered for inclusion in the Company’s proxy materials for the 2020 Annual Meeting of Shareholders must submit their proposals to the Company no later than December 18, 2019.

Shareholder suggestions for Directors

The Company’s Corporate Governance Committee will consider shareholder suggestions for nominees for election to the Company’s Board if these suggestions are in writing and include biographical data and a description of the nominee’s qualifications. These suggestions must also be accompanied by the written consent of each nominee and can be mailed to the Corporate Governance Committee, Nuvera Communications, Inc., Attention: Corporate Secretary, 27 North Minnesota Street, New Ulm, Minnesota 56073. These suggestions must be received by the Corporate Secretary no later than December 18, 2019.

Quorum, Abstentions, and Broker Non-Votes

The presence, in person or by proxy, of the shareholders of thirty-five percent of the shares of common stock outstanding and entitled to vote is necessary to constitute a quorum for the transaction of Company business at the Annual Meeting. All votes will be tabulated by the inspector of election for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

If a properly executed proxy is returned and the shareholder has abstained from voting on any matter, the shares represented by that proxy will be considered present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of that matter.

If a properly executed proxy that is returned by a broker holding shares in street name indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters (broker non-votes), these shares will be considered present at the Annual Meeting for purposes of determining a quorum, but will not be considered to be represented at the Annual Meeting for purposes of calculating the vote with respect to those matters.

PROPOSAL 1 – ELECTION OF DIRECTORS

There are currently seven directors serving on the Board and each director serves a three-year term. Two directors will be elected at this Annual Meeting. The Board has nominated and recommends for election, Perry L. Meyer and Bill D. Otis. Mr. Meyer currently serves as a Director and Chair of the Board of the Company and has agreed to stand for re-election. Mr. Otis currently serves as a Director and as the Company’s President and CEO and has agreed to stand for re-election. As long as Mr. Otis is a Company employee, he will not receive any additional compensation for being a Board member. Biographical information on each of the nominees is set forth on the following pages.

We recommend that each proxy vote in favor of these nominees. The Board believes that each named nominee will be able to serve, but if any of the nominees are unable to stand for election, the Board may designate a substitute. Shares represented by proxies may be voted for the substitute, but will not be voted for more than the two nominees. The two nominees receiving the greatest number of votes will be elected.

Directors are elected by a plurality of the votes cast, i.e. the nominees receiving the greatest number of votes will be elected. For each share held, shareholders may cast one vote for each of the two director positions to be filled at this Annual Meeting. Each shareholder entitled to vote also has the right to vote shares on a cumulative basis in the election of directors by giving written notice of intent to do so to any Officer of the Company before the Annual Meeting, or to the presiding Officer at the Annual Meeting at any time before the election. If notice of this intent is given, the presiding Officer at the Annual Meeting will announce before the election of directors that shareholders may vote their shares on a cumulative basis by multiplying the number of shares held by the shareholder by the number of directors to be elected. Each shareholder then may cast that shareholder’s votes for one candidate or may distribute the votes among any number of candidates.

If no shareholder provides a notice of such intent, the nominees who receive the affirmative vote of the holders of a plurality of the voting power of the shares present and entitled to vote at the Annual Meeting will be elected to serve on the Board. If any shareholder determines to vote on a cumulative basis and an individual other than the above-stated nominees has been nominated to serve as a director, then the two nominees receiving the largest number of votes, taking into account cumulative voting, will be elected to serve on the Board.

Votes cast for a nominee will be counted in favor of election. Withheld votes and broker non-votes will not count either in favor of or against election of a nominee. The persons appointed as proxies in the accompanying proxy card will vote for the election of the Board’s nominees, unless authorization to do so is withheld.

Your Board recommends a vote FOR these nominees. Shares represented by proxy will be voted FOR the nominees, unless you specify otherwise in your voting instructions

BOARD OF DIRECTORS

The following biographies contain information, including business experience and memberships on other Boards pertaining to the nominees standing for election, as well as for other continuing directors. Unless otherwise indicated, all information is given as of March 31, 2019. Information concerning beneficial ownership of the Company’s common stock as of March 31, 2019 can be found on page 18. We are not aware of any arrangement or understanding pursuant to which any individual is to be selected as a director or nominee. There are no familial relationships between any director and Executive Officer.

NOMINEES FOR ELECTION

To Serve a Three-Year Term Expiring In 2022

Perry L. Meyer

Term:

Current term expires in 2019. Independent Director since 1995.

Recent Business

Mr. Meyer currently serves on the Board of the Company. Mr. Meyer oversees Experience:

all operations of a 2,500-acre diversified grain and livestock farm. Mr. Meyer serves as a Director of Steamboat Pork, a 1,500 head/sow farm started in 1998 by eight Nicollet and Sibley county farmers to produce isowean pigs.

Company

Mr. Meyer serves as the Chair of the Executive Committee and Chair of the Board.

Committees:

Mr. Meyer also serves as an Ex-officio member of the Audit Committee, the Compensation Committee and the Corporate Governance Committee.

Other Directorships:

Currently serves as a board member for CHS, Inc. and Heartland Corn Products – past President and Secretary, Winthrop, Minnesota; Minnesota Valley Lutheran (MVL) High School Foundation – past Chair, New Ulm, Minnesota; served as President, St. John’s Lutheran Church, New Ulm, Minnesota, served as a board member for the Planning and Zoning Commission, City of New Ulm; Treasurer for Lafayette Township, Nicollet County, Minnesota; served as a board member for New Ulm Rural Fire Association, New Ulm, Minnesota; MVL High School, New Ulm, Minnesota; New Ulm Area Foundation, New Ulm, Minnesota; Director/Board Secretary for Cenex Harvest States Soybean Processing, Mankato, Minnesota; Secretary/Treasurer of the Nicollet County Township Officer Association, Nicollet County, Minnesota; board member for Nicollet County Corn Growers, Nicollet County, Minnesota.

Selection Criteria:

Mr. Meyer brings to the Board his previous experience both on the Board of the Company and on other Boards, in particular his experience on the CHS, Inc. and Heartland Corn Products Boards. In addition to his Board experiences, Mr. Meyer is also an active member of the community, including his membership on the Planning and Zoning Commission for the City of New Ulm, Minnesota and as the Chair of the MVL High School Foundation. As an independent business operator and an active member of community organizations and business organizations, the Board believes that Mr. Meyer contributes to the Board and the Committees on which he serves, through the skill and expertise he has developed in his operation of a diverse grain and livestock farm, his knowledge and experience on other Boards, his perspective as an active community member and his prior Company Board experience.

Age:

64

Bill D. Otis

Term:

Current term expires in 2019. Director since 2016.

Recent Business

Mr. Otis currently serves as the President and CEO of Nuvera. Mr. Otis joined the Experience:

the Company in 1979 as the Controller and became President and CEO in 1982.

Under his guidance, Nuvera has become a well-established communications company. During his tenure, Company revenues grew from $3.65 million in 1982 to $56.7 million in 2018. Nuvera currently has 10 offices and proudly serves 36 communities. He is a graduate of Winona State University with a Bachelor’s Degree in Accounting and Business Administration.

Company

Mr. Otis serves as a member of the Executive Committee and a non-voting member

Committees:

of the Governance Committee.

Other Directorships:

Mr. Otis currently serves as Board Chair for Broadband Visions, LLC; Independent Emergency Services, LLC; Southern Minnesota Broadband, LLC; and Alliance Bank where he also is a member of the Senior Executive Committee and Audit Committee. Mr. Otis serves as a member of the Board for FiberComm, LC, and Minnesota Telecom Alliance. He also is a member of the National Telephone Cooperative Association Governance Advisory Committee. Mr. Otis’s past leadership roles include Chair of the Board of Hector Communications Corporation and Midwest Wireless, LLC; Board Member for OPASTCO, United States Telephone Association, Cellular 2000, Switch 2000, New Ulm Chamber of Commerce, Board of New Ulm Economic Development Corporation, United Way (New Ulm area) and Ducks Unlimited (local chapter).

Selection Criteria:

Mr. Otis brings more than 39 years of experience in the communications industry and has intimate knowledge of our Company and its history. Mr. Otis’s experience on other Boards and his extensive communication industry background, along with his numerous other leadership roles within the community qualifies him to serve on the Board of the Company. Mr. Otis’s experience in finance and operation management, merger and acquisition activities, development of collaborative initiatives and his years of executive leadership experience give Mr. Otis a wide-ranging perspective regarding Nuvera’s opportunities and challenges. The Board believes that Mr. Otis contributes to the Board with his experience as the Company’s CEO and his vast knowledge of the communication industry.

Age:

61

THE BOARD RECOMMENDS A VOTE "FOR" EACH NOMINEE FOR DIRECTOR

CONTINUING DIRECTORS

Dennis E. Miller

Term:

Current term expires in 2021. Independent Director since 2009.

Recent Business

Mr. Miller currently serves on the Board of the Company. Mr. Miller served as Experience:

the President and CEO of Midwest Wireless Holdings in Mankato, Minnesota,

where he was responsible for strategic development, including consolidating partnerships; identifying, financing, acquiring and integrating new markets; integrating multiple network technologies; and innovating product development and deployment. Mr. Miller led Midwest Wireless from a start-up Company, culminating in successfully completing its sale to Alltel Wireless for $1.075 billion in 2006. Mr. Miller also served as Vice President of Minnesota Operations for Pacific Telecom Cellular, Appleton, Wisconsin, where he served as the senior state executive in Minnesota and was responsible for the development of 10 rural service areas for wireless services and developing business policies, practices and operations for businesses. Mr. Miller also has prior business experience in sales, including leading sales teams and developing sales and distribution programs and processes.

Company

Mr. Miller serves as Chair of the Compensation Committee and also serves as a

Committees:

as a member of the Executive Committee.

Other Directorships:

Mr. Miller has served as a Board Member for DALA, Inc., a reseller of wireless telecommunications services. Mr. Miller has served as a Board Member for Sensor International, a manufacturer of optic lenses to ophthalmologists; Coughlan Companies (Governance Committee Chair), a publishing firm, Mankato, Minnesota; Jordan Sands LLC, a Minnesota based mining firm and affiliate of Coughlin Companies; Member, CTIA – The Wireless Association Board of Directors (also serving on the Executive Committee, Treasurer and Chair of Small Operators Caucus); Member, Rural Cellular Association – past President; Member, Immanuel St. Joseph’s – Mayo Health System Board of Directors (including Vice Chair of regional Mayo owned and operated health system of clinics and hospitals, Compensation Committee Chair and Finance Committee); Member, Minnesota Telecom Alliance (Wireless Committee Chair).

Selection Criteria:

Mr. Miller brings to the Board his experience on the Board of the Company, his experience on other Boards and his wireless telecommunications experience. Due to Mr. Miller’s extensive experience in the wireless telecommunications industry, his experience in regulatory and legislative affairs, at both the state and federal level, and his participation on business and industry Boards, the Board believes that Mr. Miller contributes to the Board and the Committees on which he serves.

Age:

59

Wesley E. Schultz

Term:

Current term expires in 2021. Independent Director since 2012.

Recent Business

Mr. Schultz currently serves on the Board of the Company. Mr. Schultz served as

Experience:

the Chief Financial Officer (CFO) of Rural Cellular Corporation (RCC), a wireless communications company, headquartered in Alexandria, Minnesota. Prior to its sale to Verizon Wireless, RCC was among the 50 largest publicly traded companies in Minnesota. At RCC, Mr. Schultz was involved in major business decisions, developing and implementing strategic plans for growth and integrating its financial strategy responsible for all accounting and financing activities, including the Securities and Exchange Commission (SEC) filings and reporting, financial planning and analysis, treasury, budgeting, audit, tax, accounting, human resources, purchasing, insurance and the oversight of company-owned and leased office facilities nationwide. In addition to serving as its CFO, he was Executive Vice President and a member of the Board of Directors.

Prior to working at RCC, Mr. Schultz served as CFO for two companies, Spanlink, Inc. and Serving Software, Inc, where he led their initial public offerings.

Company

Mr. Schultz serves as the Chair of the Audit Committee and serves as a member

Committees:

of the Compensation Committee.

Other Directorships:

Currently serves as a Board member for Geneva Capital, LLC, an equipment leasing company, Alexandria, Minnesota; served as a Board member for RCC, a wireless communications company, Alexandria, Minnesota; Professional Support Solutions, Inc., an IVR and CTI support solutions and integration company, Dublin, California; and OrthoCor Medical, Inc., an innovator of devices utilizing pulsed electromagnetic frequency and thermal technologies to alleviate joint pain and minimize swelling, Minneapolis, Minnesota.

Selection Criteria:

Mr. Schultz brings to the Board his experience on the Board of the Company, 18 years of CFO experience, including 13 years of public company experience in the telecommunications industry, along with his background and experience in accounting and reporting. The Board has determined that Mr. Schultz satisfies the criteria adopted by the SEC to serve as an “Audit Committee Financial Expert.” The Board believes that Mr. Schultz contributes to the Board and the Committees on which he serves.

Age:

62

James J. Seifert

Term:

Current term expires in 2020. Independent Director since 2017.

Recent Business

Mr. Seifert is currently a Shareholder in the law firm of Fafinski Mark & Johnson,

Experience:

P.A. (FMJ). Mr. Seifert practices in FMJ’s General Corporate & Business and Mergers & Acquisitions groups. Prior to 2017, Mr. Seifert served as Executive Vice President, General Counsel and Corporate Secretary for Ecolab, Inc., a Fortune 200 Company, since May 2010. In that capacity, he was responsible for all legal, regulatory, government relations and safety matters. Ecolab conducts business in 170 countries.

Company

Mr. Seifert serves as the Chair of the Corporate Governance Committee and serves

Committees:

as a member of the Audit Committee.

Other Directorships:

Mr. Seifert is a past board member of the Science Museum of Minnesota, Twin Cities Public Television, the Dean’s Advisory Council of the Humphrey School of Public Affairs at the University of Minnesota, the Dean’s Advisory Board at the University of St. Thomas Law School, Despatch Industries and the Minnesota Job Skills Partnership Board. He is also past Chairman, Riverwood District, Northern Star Council, Boy Scouts of America.

Selection Criteria:

Mr. Seifert brings to the Board a rich and diverse background in public company governance, ethics, business strategy as well as a background in technology and innovation. Mr. Seifert has represented large public companies for 32 years and has extensive experience in government affairs and government relations, including service in the Minnesota House of Representatives where he was named first-term Legislator of the Year, was Vice-Chairman of the Civil Law Committee, and a member of the Health and Human Services Finance and Policy Committee and the Commerce Committee. He has a deep commitment to community service and has a long record of volunteering for non-profit organizations. The Board believes that Mr. Seifert contributes to the Board and the Committees on which he serves.

Age:

62

Suzanne M. Spellacy

Term:

Current term expires in 2021. Independent Director since 2012.

Recent Business

Ms. Spellacy currently serves on the Board of the Company. Ms. Spellacy is the

Experience:

General Counsel for Link Snack, Inc., d/b/a Jack Links, which is the global leader in portable protein snacks and the No. 1 meat snack manufacturer worldwide. Ms. Spellacy’s role includes responsibility for all legal matters affecting Jack Links and its subsidiaries globally. Prior to joining Jack Links in 2019, Ms. Spellacy was Vice President and General Counsel for Taylor Corporation and the Minnesota Timberwolves Basketball Limited Partnership. Taylor Corporation is a leading provider in the production, management and distribution of print and electronic communication products and services. Ms. Spellacy was a shareholder in the Twin Cities law firm of Winthrop and Weinstine, P.A. before she joined Taylor Corporation in 2000 and received her law degree from the University of Minnesota in 1992.

Company

Ms. Spellacy serves as a member of the Compensation Committee and Corporate

Committees:

Governance Committee.

Other Directorships:

Served as a Board member for Southern Minnesota Advocates; Minnesota Job Skills Partnership Board; Greater Mankato Early Learning Initiative – also served as President; Greater Mankato YMCA – served as Board Member and Finance Committee Member; Loyola Catholic School Board of Trustees; Loyola Catholic School Board.

Selection Criteria:

Ms. Spellacy brings to the Board her experience on the Board of the Company, 27 years of legal and business experience, including experience with business transactions, mergers and acquisitions, executive compensation, employee benefits, employment law and other legal matters. Ms. Spellacy gained experience in state policy and legislative affairs by serving as the Governor’s business representative on the Minnesota Job Skills Partnership Board. She has been an active member of the community and brings her leadership skills from service with many community organizations, including her role as a founding board member and first board chair for the Greater Mankato Early Learning Initiative, a collaborative effort between business, education and non-profits. The Board believes that Ms. Spellacy contributes to the Board and the Committees on which she serves.

Age:

53

Colleen R. Skillings

Term:

Current term expires in 2020. Independent Director since 2014.

Recent Business

Ms. Skillings currently serves on the Board of the Company. Since 2000, Ms.

Experience:

Skillings has served as the CFO and Human Resources Director of Minnesota Valley Testing Laboratories, Inc. (MVTL). In her current position, Ms. Skillings oversees all of MVTL’s accounting, finance, financial planning, audit, tax, purchasing, human resources and information technology activities. In addition, she serves on MVTL’s Executive Team, which is responsible for the oversight and overall operations, and strategic planning of the company. Ms. Skillings maintains her Certified Public Accountant’s license. Prior to working at MVTL, Ms. Skillings was an Accounting and Auditing Manager for Biebl, Ranweiler, Christensen, Meyer, Thompson and Company and a Senior Auditor for the Office of the Legislative Auditor.

Company

Ms. Skillings serves as a member of the Corporate Governance Committee and

Committees:

Audit Committee.

Other Directorships:

Currently serves as Treasurer and Board member of the New Ulm Rotary Club; Board member for Oak Hills Living Center, New Ulm, Minnesota; President of Sunset Apartments; formally served as Chair for MBW, Inc.; Trustee and Finance Committee member for the Southern Minnesota Initiative Foundation; Community Advisory member for United Prairie Bank; New Ulm Chamber of Commerce Board Member; and Treasurer and Board Member for the Council for the Arts in New Ulm.

Selection Criteria:

Ms. Skillings brings 20 years of CFO experience and 15 years of public accounting experience to the Board. The Board has determined that Ms. Skillings satisfies the criteria adopted by the SEC to serve as an “Audit Committee Financial Expert.” The Board believes that Ms. Skillings contributes to the Board and the Committees on which she servers with her business, CFO and public accounting firm experience.

Age:

57

CORPORATE GOVERNANCE

Director Independence

Six of the Company’s seven current directors have met the criteria for independence under the rules of the SEC and Rule 5605(a)(2) of the Nasdaq marketplace. Mr. Otis serves as President and CEO of the Company and is not independent under these Nasdaq marketplace rules. Mr. Otis receives no additional compensation for serving as a director.

Director Qualifications

Criteria for Membership

The Company’s Corporate Governance Committee is responsible for annually reviewing the composition of the Board for desired skills and characteristics of directors, as well as the composition of the Board as a whole.

Terms, Limitations and Retirement

Directors are elected to three-year terms. The Board does not believe it should establish a limit on the number of times that a director may stand for election. To ensure that the Board of the Company is made up of individuals who are active in the business, agriculture, professional or working life of the community, our By-Laws state that it is in the best interest of the Company that age limits are set for members of the Board. No individual is eligible to be appointed or elected as a director after attaining the age of 69.

Ownership of Company Stock

All directors are required to own common stock of the Company.

Selecting Nominees for Election to the Board

The Corporate Governance Committee is the standing committee responsible for recommending to the full Board the nominees for election as directors at our annual shareholder meetings. The Company’s Bylaws call for the Board to then select nominees to stand for election. In making its recommendations, the Committee reviews the composition of the full Board to determine the qualifications and areas of expertise needed to further enhance the composition of the Board, and works with management in attracting candidates with those qualifications. Although the Committee does not have a formal policy regarding diversity, the Committee seeks to provide the Board prospective nominees that reflect diversity in background, education, gender, business experience, skills, business relationships and associations, and other factors that would contribute to the Board’s governance of the Company.

Other Board Information

Frequency of Meetings

The Board typically holds twelve regularly scheduled meetings per year. If necessary, special meetings of the Board are held as determined by the Board.

Annual Evaluations

The Corporate Governance Committee conducts, or causes to be conducted, annual evaluations to assess the Board’s performance and composition.

Executive Sessions of Independent Directors

The Company’s independent directors (all members of the Board other than Mr. Otis) regularly meet in executive sessions (without members of management present).

Committees

The Board has four standing Committees: (i) Audit; (ii) Compensation; (iii) Corporate Governance; and (iv) Executive. The composition and role of each committee is described below under “The Board of Directors and Committees.”

CEO and Management Succession

The Corporate Governance Committee conducts periodic reviews to assess the succession planning for the Company’s Executive Officers. In the event of the loss of the CEO or any other Executive Officer, the Board would determine how to implement the existing succession plan and, in the case of the CEO, determine interim management of the Company.

Review and Access to Guidelines

The Corporate Governance Committee reviews the Company’s Corporate Governance Policy annually, and if deemed appropriate, recommends amendments to the Board.

Communication with the Board

The Board has implemented a process by which Company shareholders may send written communications to the Board’s attention. Any shareholder desiring to communicate with the Board, or one or more of its Directors, may send a letter addressed to:

Nuvera Communications, Inc.

Attention: Corporate Secretary (Board Matters)

27 North Minnesota Street

New Ulm, Minnesota  56073

The Board has instructed the Corporate Secretary to promptly forward all communications received to the full Board or the individual Board members specifically addressed in the communication, without first screening those communications.

The Company encourages all of its Directors and Officers to attend the Annual Meeting of Shareholders. All seven of the Company’s current Directors attended the Company’s 2018 Annual Meeting of Shareholders.

Code of Business Conduct

We have adopted a Code of Business Conduct and Ethics that applies to all Directors, Executive Officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or persons performing similar functions. The Code of Business Conduct and Ethics includes the following principles related to the Company Directors, Executive Officers and employees:

●     Act with honesty and integrity;

●     Promote full, fair, accurate, timely and understandable disclosures in reports and documents filed with the SEC and other public communications;

●     Comply with laws, rules and regulations of governments and their agencies;

●     Respect the confidentiality of information acquired in the course of performing work for the Company, except when authorized or otherwise legally obligated to disclose the information; and

●     Do not use confidential information of the Company for personal advantage or for the benefit of acquaintances, friends or relatives.

The Code of Business Conduct and Ethics is publically available by selecting the “About Us” tab drop down box and clicking on the “Investors” link on the Company’s website at www.nuvera.net. We intend to disclose (i) any amendments to, or (ii) waivers from, the Code of Business Conduct and Ethics applicable to our principal executive officer, principal financial officer and principal accounting officer or persons performing similar functions or with respect to the required elements of the Code of Business Conduct and Ethics, by disclosing the amendment or waiver on this website.

Risk Oversight

The Board and each Committee are involved in overseeing risk associated with the Company and its operations. The Board and Audit Committee monitor the Company’s credit risk, liquidity risk, regulatory risk and cyber security risk through regular reviews with management, external auditors and other advisors. In its periodic meetings with management and the Company’s independent registered public accounting firm, the Audit Committee discusses the scope and plan for the audits and includes management in its review of accounting and financial controls, assessment of business risks, and legal and ethical compliance programs. The Board and the Corporate Governance Committee monitor the Company’s governance and succession risk through regular reviews with management and outside advisors. The Board and the Compensation Committee monitor the Company’s compensation and benefit policies and related risks through regular reviews with management and the Committee’s outside advisors. The Board and its Executive Committee monitor operational risk and enterprise risk by monitoring the Company’s overall strategic goals and objectives with management and the Board, and review and consider merger, acquisition and growth opportunities for recommendation to the Board. The Board as a whole monitors any potential for reputation risk.

Board Leadership

The Company’s governance policy states that the Board Chair must be an independent director, which creates a separation of the roles between the CEO and Chair of the Board. The Board feels that this structure ensures a greater role for the Chair, together with the active participation of the other independent directors, in setting agendas and establishing Board priorities and procedures.

Board of Director Committees

The Board consists of seven members with staggered terms of three years. The Board typically holds regular monthly meetings and several special meetings. It has established the following Committees: (i) Audit Committee; (ii) Compensation Committee; (iii) Corporate Governance Committee; and (iv) Executive Committee. Committee Charters can be viewed on the Company’s website at www.nuvera.net. The Chair of the Board is an ex-officio member of all Committees. The Board held 12 regular and 1 special meetings in 2018. All Committees met as required and each director attended 75% or more of the Board meetings and applicable Committee meetings.

Corporate Governance Committee

Members of the Corporate Governance Committee are James J. Seifert (Chair), Colleen R. Skillings and Suzanne M. Spellacy. The Corporate Governance Committee is responsible for reviewing, addressing and making recommendations to the Board on matters pertaining to appropriate governance standards (including the Board’s nominating process).

Board policy requires consideration of candidates for director positions as recommended by shareholders, if the persons recommended are qualified to serve on the Board. The Board may elect not to consider an unsolicited recommendation if no vacancy exists on the Board and the Board does not perceive a need to increase its size. In order for a director candidate to be considered for nomination at the Annual Meeting of Shareholders, the recommendation must be received by the Company as provided under “Shareholder Proposals for 2020 Annual Meeting” on page 33.

The Corporate Governance Committee held one meeting in 2018.

Audit Committee

Members of the Audit Committee are Wesley E. Schultz (Chair), Colleen R. Skillings and James J. Seifert. All members of the Audit Committee are independent as defined in Rule 5605(a)(2) of the Nasdaq marketplace rules. Each member of the Audit Committee is financially literate and two members of the Committee have accounting or related financial management expertise. The Board has determined that Wesley E. Schultz and Colleen R. Skillings satisfy the criteria adopted by the SEC to serve as “Audit Committee Financial Experts.”

The Audit Committee is responsible for overseeing the Company’s accounting procedures, financial reporting processes and internal controls and audit. It consults with management and the independent registered public accounting firm on, among other items, matters related to the annual audit, the published financial statements and the accounting principles applied. As part of its duties, the Audit Committee appoints, evaluates and retains the Company’s independent registered public accounting firm and evaluates that firm’s qualifications, performance and independence. The Audit Committee has established policies and procedures for the pre-approval of all services provided by the independent registered public accounting firm.

The Audit Committee held five meetings in 2018. The Report of the Audit Committee is included on page 28 of this proxy statement.

Compensation Committee

Members of the Compensation Committee are Dennis E. Miller (Chair), Wesley E. Schultz and Suzanne M. Spellacy. The Compensation Committee’s duties include evaluating employee compensation and benefit plans as well as staffing. The Compensation Committee also makes recommendations pertaining to the compensation of directors.

The Compensation Committee held four meetings in 2018. The Report of Compensation Committee on Executive Compensation is included on page 27 of this proxy statement.

Executive Committee

Members of the Executive Committee are Perry L. Meyer (Chair), Dennis E. Miller and Bill D Otis. This Committee is responsible for carrying out the Board’s overall responsibility with respect to: (i) exercising the Board’s authority when the Board is not in session; (ii) conducting strategic planning; (iii) considering the Company’s merger, acquisition and growth opportunities; (iv) monitoring the status of any litigation and making recommendations to the Board and (v) implementing Board member education based on input given by the Corporate Governance Committee and other committees.

The Executive Committee held no meetings in 2018.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table includes information regarding beneficial ownership of the Company’s common stock as of March 31, 2019 by (a) each person who beneficially owns five percent or more of our common stock; (b) each director and nominee for director; (c) each Named Executive Officer and (d) all directors and Executive Officers as a group. Unless otherwise noted, each person identified below possesses sole voting and investment power with respect to such shares. Except as noted below, we know of no agreements among our shareholders that relate to voting or investment power with respect to our common stock.

The Company’s Articles of Incorporation restrict any one individual or entity from beneficially owning more than seven percent of the outstanding capital stock of the corporation. Specific details of this restriction are contained in Article III of the Company’s Articles of Incorporation.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)
Ruth B. Wines, Trustee of the Ralph K. Wines & Ruth B. Wines Family Trust (3)…………………… 216 Apolena, Newport Beach, California 92662…... Bill D. Otis	274,320 220,610	5.3 4.3
Perry L. Meyer (4)....................................................	66,749	1.3
Dennis E. Miller........................................................	24,508	*
Wesley E. Schultz......................................................	18,898	*
Suzanne M. Spellacy………………………………….	9,247	*
Barbara A.J. Bornhoft………………………………..	8,216	*
Colleen R. Skillings…………………………………...	6,431	*
Curtis O. Kawlewski………………………………….	5,099	*
James J. Seifert……………………………………….	4,831	*
All nominees, Directors and Executive Officers as a group (9 persons).......................................................	364,589	7.0%

_________________

* Represents less than 1.0%

(1)

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to securities. Securities "beneficially owned" by a person may include: securities owned by or for, among others; the spouse, children or certain other relatives of such person, as well as other securities, as to which the person has, or shares voting, or investment power, or has the option to acquire within 60 days. Unless otherwise indicated, the address of each shareholder is: c/o Nuvera Communications, Inc., 27 North Minnesota Street, New Ulm, Minnesota 56073.

(2)

Percentage of beneficial ownership is based on 5,181,249 shares outstanding as of March 31, 2019.

(3)

Based on a Schedule 13G filed with the SEC on May 14, 2010.

(4)

Includes 62,018 shares held by the Perry L. Meyer Living Trust.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows compensation paid to or earned by the Company’s CEO, Chief Operating Officer (COO) and CFO (collectively “Named Executive Officers”) during 2018. For more information regarding the Company’s salary policies and executive compensation plans, please review the information under the caption “Report of Compensation Committee on Executive Compensation,” on page 27.

				Non-Equity
			Stock	Incentive Plan	All Other
			Awards	Compensation	Compensation
Name and Principal Position	Year	Salary ($)	($) (a)	($) (b)	($) (c)	Total ($)

Bill D. Otis	2018	290,000	45,600	45,609	34,324	415,533
President and CEO	2017	290,000	25,385	25,406	34,230	375,021

Barbara A.J. Bornhoft	2018	186,700	23,232	23,233	21,865	255,030
Vice President/COO	2017	186,700	12,298	12,307	20,681	231,986
and Corporate Secretary

Curtis O. Kawlewski	2018	173,250	21,542	21,559	14,399	230,750
CFO	2017	173,250	11,407	11,426	13,714	209,797

(a) As noted below, under "Cash/Common Stock-Based Incentive Compensation," Company Executive Officers are required to receive 50% of their incentive compensation earned in Company Common Stock in lieu of cash. The value shown is the number of shares awarded valued at the market price on their grant dates, in all cases computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718.
(b) All amounts shown for 2018 under "Non-Equity Incentive Plan Compensation" were earned in 2018 under the 2006 Management Incentive Plan, as in effect in 2018. These amounts were paid in 2019.
(c) Represents taxable fringe benefits and contributions made by the Company under its 401(k) plan.

Grants of Plan-Based Awards in 2018

The following table sets forth information relating to potential plan-based awards in 2018 for Named Executive Officers under the 2006 Management Incentive Plan (2006 MIP), as amended:

	Potential Payouts Under Incentive Plan Awards (1)
Name	Threshold ($)	Target ($)	Maximum ($)

Bill D. Otis	29,000	58,000	116,000
Barbara A. J. Bornhoft	14,003	28,005	56,010
Curtis O. Kawlewski	12,994	25,988	51,976

(1)  Represents awards that may have been earned during 2018 by the Named Executive Officers under the Company’s 2006 MIP as amended. For actual award amounts earned and paid under all Company plans, please see the Summary Compensation Table columns entitled “Stock Awards” and “Non-Equity Incentive Plan Compensation” and related footnotes above. For explanation of this plan, refer to the description on pages 22-24 of this proxy statement under the heading “Cash/Common Stock-Based Incentive Compensation.”

In addition to the table above, each Name Executive Officer may receive an additional 5% of their base salary by completing specific projects assigned to them in their annual performance evaluation. This additional payout will be on a pass/fail basis as determined by the CEO (for the COO and CFO) and by the Board for the CEO.

Options and Warrants

The Company did not issue any options or warrants to Named Executive Officers during 2018 and had no options or warrants outstanding as of December 31, 2018.

Employment Agreements

CEO Bill D. Otis. Mr. Otis and the Company entered into an employment agreement in July 2006 that provides (i) for an annual base salary and (ii) that Mr. Otis would be eligible for incentive compensation under the Nuvera MIP in the form of a cash incentive (Annual Incentive Award) on an annual basis. The base salary for Mr. Otis was set at $310,000 for 2019. The target incentive payout for Mr. Otis is set at 20% of his base salary. The maximum incentive award payable under the plan is 40% of base salary (2 times the target). The minimum incentive award payable under the plan is $0. In addition, Mr. Otis may receive an additional 5% of his base salary by completing specific projects assigned to him in his annual performance evaluation. This additional payout will be on a pass/fail basis as determined by the Board.

Under the employment agreement, as amended in March 2012, upon termination of Mr. Otis’ employment by the Company without cause or by Mr. Otis for good reason, Mr. Otis would receive 2.99 years of base salary at the annualized rate of pay at termination. Upon a change-in-control transaction, if the employment of Mr. Otis is terminated by the Company without cause or by Mr. Otis for good reason within 12 months of the change-in-control transaction, Mr. Otis would receive a lump sum payment equal to 2.99 years of base salary at the annualized rate of pay at termination. This amount would have been equal to $867,100 at December 31, 2018, based on the employment agreement that was in effect at that time.

COO Barbara A.J. Bornhoft. Ms. Bornhoft and the Company entered into an employment agreement in July 2006 that provides (i) for an annual base salary and (ii) that Ms. Bornhoft would be eligible for incentive compensation under the Nuvera MIP in the form of an Annual Incentive Award. The base salary for Ms. Bornhoft was set at $205,370 for 2019. The target incentive for Ms. Bornhoft is 15% of her base salary. The maximum incentive award payable under the plan is 30% of base salary (2 times the target). The minimum incentive award payable under the plan is $0. In addition, Ms. Bornhoft may receive an additional 5% of her base salary by completing specific projects assigned to her in her annual performance evaluation. This additional payout will be on a pass/fail basis as determined by the CEO.

Under the employment agreement, as amended in March 2012, upon termination of Ms. Bornhoft’s employment by the Company, without cause or by Ms. Bornhoft for good reason, Ms. Bornhoft would receive 24 months of base salary at the annualized rate of pay at termination. Upon a change-in-control transaction, if Ms. Bornhoft is terminated by the Company without cause or by Ms. Bornhoft for good reason within 12 months of the change-in-control transaction, Ms. Bornhoft would receive a lump sum payment equal to 24 months of base salary at the annualized rate of pay at termination. This amount would have been equal to $373,400 at December 31, 2018, based on the employment agreement that was in effect at that time.

CFO Curtis O. Kawlewski. Mr. Kawlewski and the Company entered into an employment agreement in March 2012 that provides (i) for an annual base salary and (ii) that Mr. Kawlewski would be eligible for incentive compensation under the Nuvera MIP in the form of an Annual Incentive Award. The base salary for Mr. Kawlewski was set at $195,773 for 2019. The target incentive for Mr. Kawlewski is 15% of his base salary. The maximum incentive award payable under the plan is 30% of base salary (2 times the target). The minimum incentive award payable under the plan is $0. In addition, Mr. Kawlewski may receive an additional 5% of his base salary by completing specific projects assigned to him in his annual performance evaluation. This additional payout will be on a pass/fail basis as determined by the CEO.

Under the employment agreement, as amended in July 2017, upon termination of Mr. Kawlewski’s employment by the Company without cause or by Mr. Kawlewski for good reason, Mr. Kawlewski would receive 24 months of base salary at the annualized rate of pay at termination. Upon a change-in-control transaction, if Mr. Kawlewski is terminated by the Company, without cause or by Mr. Kawlewski for good reason within 12 months of the change-in-control transaction, Mr. Kawlewski would receive a lump sum payment equal to 24 months of base salary at the annualized rate of pay at termination. This amount would have been equal to $346,500 at December 31, 2018, based on the employment agreement that was in effect at that time.

COMPENSATION POLICY

The Compensation Committee, which is comprised solely of Independent Directors, is responsible for evaluating and monitoring the Company’s general compensation policies and compensation plans, as well as the specific compensation levels for Executive Officers, including our CEO. The Compensation Committee reviews and recommends annual base salary levels and annual cash award opportunity levels for each Named Executive Officer to the Board.

General Compensation Philosophy

Under the supervision of the Board, the compensation philosophy is designed to:

•     Attract and retain well-qualified executive talent;

•     Tie annual cash incentives to achievement of measurable corporate performance objectives; and

•     Align executive incentives with shareholder value creation.

To achieve these objectives, the Compensation Committee implemented and maintains a compensation plan that ties a significant portion of an executive’s overall compensation to the Company’s financial performance. Overall, the total compensation opportunity is intended to create an executive compensation program that is set competitively compared to similar-sized companies, particularly telecommunication companies.

Each Executive Officer’s compensation package is generally comprised of three elements:

•     Base salary and fringe benefits, which reflects an individual’s qualifications, scope of responsibilities, experience level, expertise, performance and contribution to the Company’s financial results;

•     Cash/common stock-based incentive compensation tied to measurable targets of the Company’s overall success; and

•     The Company’s qualified 401(k) plan, in which the executives participate.

The Executive Officers were not present during, and did not participate in, deliberations or decisions involving their own compensation during 2018. While Executive Officers do not play a role in setting their own compensation, the Company’s CEO does make recommendations to the Compensation Committee concerning individual performance of other Executive Officers.

Base Salary

The level of base salary is established primarily on the basis of an executive’s qualifications and relevant experience; the scope of his or her responsibilities; the strategic goals that he or she manages; the compensation levels of Executive Officers at similar-sized companies, particularly telecommunications companies; the relationship between the executive’s performance and the Company’s results; and market rates of compensation required to retain qualified management. The Company believes that executive base salaries should be competitive with salaries at similar-sized companies. The Compensation Committee reviews the base salary of each executive annually and makes recommendations to the Board pertaining to any adjustments in base salary that (i) take into account the individual’s performance and any changes in the individual’s responsibility and (ii) are necessary or appropriate to maintain a competitive salary structure.

Cash/Common Stock-Based Incentive Compensation

Substantially all of Nuvera’s employees were eligible to participate in the Company’s 2018 Incentive Plan.

The Company engaged an outside consultant in 2005 to advise the Company on its development of Employee Incentive Plans for (i) employees other than Executive Officers and (ii) Executive Officers. Both plans were implemented in 2006. Payments on each plan are based on achievement of objectives of measurable corporate performance, with financial targets. The financial targets include achievement of specified certain operating revenue and operating income before interest, taxes, depreciation and amortization (OIBITDA) criteria based on the Company’s budget. The Board and Compensation Committee, in their sole discretion, may adjust incentive plans for specific periods, including adjustments that may result in non-GAAP financial measures, such as the effect of changes in accounting standards, tax laws and regulations, and extraordinary, non-recurring or unusual events specified by the Board or Compensation Committee, including write-offs or write-downs, capital gains or losses, acquisitions or divestitures, restructurings, and litigation judgments and settlements.

The award formula is weighted according to each of the percentages listed below.

OIBITDA

50%

Operating Revenue

50%

Total

100%

On May 28, 2015, the shareholders of New Ulm Telecom, Inc. approved the New Ulm Telecom, Inc. 2015 Employee Stock Plan (2015 Plan). The purpose of the 2015 Plan is to enable the Company and its Subsidiaries to attract and retain employees by aligning the financial interests of these individuals with the other shareholders of the Company. The Plan provides for the issuance of Company Common Stock upon the attainment of objectives under the Company’s 2006 Employee Incentive Plans, as amended. Under the 2015 Plan, each qualified employee of the Company may elect to receive up to 50% of their incentive compensation earned under the 2006 Employee Incentive Plans in Company Common Stock in lieu of cash. The Board subsequently determined that the Company’s Executive Officers would receive 50% of their incentive compensation earned in Company Common Stock in lieu of cash.

Grant of Awards to Named Executive Officers Under the 2019 Annual Bonus Plan

On March 11, 2019, the Compensation Committee and Board adopted a plan for annual incentive compensation to the Company’s Named Executive Officers under its 2019 Management Incentive Plan (2019 MIP). Under the 2019 MIP, the Company established goals under which these Named Executive Officers have the opportunity to earn an annual bonus based on (i) OIBITDA, (ii) Operating Revenue, and (iii) specific non-financial individual objectives.

The following table sets forth information concerning the threshold, target and maximum aggregate bonus opportunity under the 2019 MIP for the Named Executive Officers:

		Bonus Opportunity
Named Executive Officer	Base Salary ($)	Threshold ($)	Target ($)	Maximum ($)
Bill D. Otis	310,000	31,000	62,000	124,000
Barbara A.J. Bornhoft	205,370	15,403	30,806	61,612
Curtis O. Kawlewski	195,773	14,683	29,366	58,732

In addition to the table above, each Name Executive Officer may receive an additional 5% of their base salary by completing specific projects assigned to them in their annual performance evaluation. This additional payout will be on a pass/fail basis as determined by the CEO (for the COO and CFO) and by the Board for the CEO.

The Board retains discretion under the 2019 MIP to make incentive plan cash payments in amounts higher or lower than would otherwise be required under the 2019 MIP. In addition, all payments under the 2019 MIP are subject to claw back to the extent required by federal law.

Grant of Awards to Named Executive Officers Under the New Ulm Telecom, Inc. 2017 Omnibus Stock Plan (2017 Plan)

On March 11, 2019, the Board and Compensation Committee granted awards under the 2017 Plan. Each Named Executive Officer received a time-based restricted stock unit (RSU) and a performance-based RSU. The time–based RSUs were computed as a percentage of the Named Executive Officer’s Base Salary based on the closing price of Company common stock of $19.26 on March 12, 2019.  The RSUs will vest 100% on December 31, 2021.

2019 Time-Based RSU Grants Under Long Term Incentive Plan

Named Executive Officer	Time-Based RSU as percentage of Base Salary(%)	Dollar Value of Time-Based RSU (*$)	Number of RSUs (#)
Bill D. Otis	10.0	$31,000	1,610
Barbara A.J. Bornhoft	7.5	$15,403	800
Curtis O. Kawlewski	7.5	14,683	762

2019 Performance-Based RSU Grants Under Long Term Incentive Plan

The performance-based RSUs were computed as a percentage of the Named Executive Officer’s Base Salary based on the closing price of common stock of $19.26 on March 12, 2019. The RSUs will vest based on the Company’s average Return on Invested Capital (ROIC) for the three years ended December 31, 2021. The specific ROIC levels are confidential. The Board, in its sole discretion, may adjust the ROIC for the performance period, including adjustments that may result in non-GAAP financial measures, such as the effect of changes in accounting standards, tax laws and regulations, and extraordinary, non-recurring or unusual events specified by the Board, including write-offs or write-downs, capital gains or losses, acquisitions or divestitures, restructurings, and litigation judgments and settlements.

Award Range	Units Earned as Percent of Target (%)
Threshold	50
Target	100
Maximum	150

Named Executive Officer	Incentive-Based RSU as percentage of Base Salary at Target	Number of performance-based RSUs (#)
		Threshold	Target	Maximum
Bill D. Otis	20.0	1,610	3,219	4,829
Barbara A.J Bornhoft	7.5	400	800	1,200
Curtis O. Kawlewski	7.5	381	762	1,144

Other Compensation Programs

The Company has a qualified 401(k) Retirement Savings Plan (Retirement Plan). The Named Executive Officers, along with other employees who made contributions to the Retirement Plan, receive matching contributions of 50% of every dollar, up to 6% of all eligible employee contributions. The Company matches a portion of employee contributions to the Retirement Plan in order to encourage employees to participate in their own retirement savings and to provide another competitive recruiting tool to attract and retain employees.

In addition, on February 27, 2019, the Board authorized the Company to make a discretionary corporate contribution of 3% of eligible compensation for all eligible employees to their respective 401(k) plan accounts for the fiscal year 2018 under the Company’s Retirement Plan. This is in addition to the matching contributions made by the company.

Elements of Post-Termination Compensation

As noted above under “Employment Agreements,” our Employment Agreements with Mr. Otis, Ms. Bornhoft and Mr. Kawlewski contain change-in-control provisions. The Compensation Committee believes that severance and change-in-control arrangements for these Named Executive Officers aid in the recruitment and retention of Executive Officers and provides incentives for Executive Officers to grow our business and maintain focus on creating value for our shareholders. The Compensation Committee believes that providing protection to Executive Officers whose employment maybe terminated in connection with a change-in-control transaction strikes an appropriate balance between the interests of our Executive Officers and the interests of others if a change-in-control transaction occurs.

NON-EMPLOYEE DIRECTOR COMPENSATION

The following table shows the compensation paid or accrued to each of the Company’s non-employee directors in 2018:

2017 DIRECTOR COMPENSATION

	Fees Earned	Fees Earned	All Other
	or Paid in	or Paid in	Compensation
Name	Cash ($)	Stock ($) (1)	($) (2)	Total ($)

Perry L. Meyer	$ 40,005	$ 39,985	$ -	$ 79,990
Dennis Miller	26,005	39,985	-	65,990
Wesley E. Schultz	30,505	39,985	-	70,490
Colleen R. Skillings	39,926	19,984	-	59,910
Suzanne M. Spellacy	38,843	19,984	-	58,827
James J. Seifert	26,521	39,985	-	66,506

(1)     As noted above, under the “2017 Plan,” all non-employee directors receive a portion of their board compensation in Company stock and have the ability to elect to have an additional amount paid in Company stock. All shares vest on the date of issuance. The value shown is the number of shares awarded valued at the market price on their grant dates, in all cases computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718.

(2)     The amount listed in the All Other Compensation column represents the change in the non-employee director Compensation policy value accruing to each director for future payment under the Company’s Director Separation policy dated May 26, 2009. Future benefits under this plan were eliminated as of July 25, 2017. All amounts previously accrued became vested to the directors to be paid upon their separation from the Board.

2017 Plan

On February 24, 2017, our Board adopted the 2017 Plan. The Company’s shareholders approved the 2017 plan at the May 25, 2017 Annual Meeting of Shareholders and it became effective on that date. The purpose of the 2017 Plan is to attract and retain talented and experienced people, closely link employee compensation with performance realized by shareholders, and reward long-term results with long-term compensation.

The 2017 Plan enables the Company to grant stock incentive awards to employees, including officers, and to Board members and service providers. The 2017 Plan permits stock incentive awards in the form of incentive and non-qualified options, stock appreciation rights, restricted stock, RSUs, performance stock, performance units, and other awards in stock or cash. The 2017 Plan permits the issuance of up to 625,000 shares of our common stock in any of the above stock awards.

As of March 31, 2019, 601,348 shares of common stock remain available for issuance under the 2017 Plan and 171,634 shares of common stock remain available for issuance under the 2015 Plan.

The Board (or a Committee) has the power under the 2017 Plan to designate a portion of each non-employee director’s retainer that will be paid in Company common stock. Each non-employee director also has the ability to designate an additional percentage of his or her retainer to be paid in Company common stock. In 2017, the Board determined that 50% of each non-employee director’s retainer would be paid in Company common stock, and that each non-employee director would have the ability to designate an additional percentage of his or her retainer, up to a maximum of 100% of the retainer, to be paid in Company common stock.

For the 2018 - 2019 director terms, each non-employee director was paid an annual retainer of $40,000. In addition, directors received $1,000 for each Board and Committee meeting they attended. The Chair of the Board receives an additional $20,000 annual retainer. The Audit Committee Chair receives an additional $7,500 annual retainer. The Compensation Committee Chair receives an additional $5,000 annual retainer. The Governance Committee Chair receives an additional $2,000 annual retainer.

Compensation Consultant

In December 2016, the Company’s Board engaged Grant Thornton to analyze Company non-employee director compensation. After reviewing and analyzing the Grant Thornton study, the Board determined that Company non-employee director compensation was between the 25th and 50th percentiles of compensation for comparable companies. The Board increased the annual director retainer for non-employee directors from $20,000 to $30,000 in 2017, and increased the annual compensation by an additional $10,000 from $30,000 to $40,000 effective as of the date of the 2018 Annual Meeting of Shareholders. The Company believes this will put its non-employee director compensation at, or slightly above, the median for companies of comparable size. In connection with the 2017 increase, the Company terminated future accruals under the Director Separation Compensation Policy, as described below.

In addition, the Compensation Committee engaged Grant Thornton to analyze the Company’s executive compensation. As a result of the Grant Thornton study, the Board and the Compensation Committee adopted the 2017 Plan as the Company long-term incentive plan and in 2017 and 2018 took the action described in this proxy statement.

In each instance, Grant Thornton was selected and hired by the Compensation Committee.

Director Separation Compensation Policy

Under the Company’s Director Compensation established May 26, 2009, a director who served at least three full terms (nine years) was entitled to receive as compensation three times the Board annual retainer in effect at the time of separation from the Board. A director who serves full terms beyond the initial three terms was entitled to receive additional compensation of one-half times the annual Board retainer in effect at the time of separation for each additional full term served, not to exceed three additional terms. Separation includes retirement, resignation, death, disability or change of corporate ownership. This compensation to directors will generally be paid within sixty days of the director’s separation from the Board, and otherwise in accordance with Section 409A of the Internal Revenue Code. Effective July 25, 2017, the Board ended any future compensation earned under this plan. All compensation earned to date under this plan will be paid to the Board members who have earned this compensation, but no future compensation will be earned under this plan. The Company’s future obligations under this policy as of December 31, 2018 were $230,002. The Company developed this policy with the assistance of Organizational Concepts International, an outside compensation consultant, in an effort to remain competitive in attracting and retaining outside directors.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The compensation program for the CEO and the Board is the responsibility of the Compensation Committee of the Board. The Compensation Committee is comprised of three independent members of the Board – Dennis E. Miller (Chair), Wesley E. Schultz and Suzanne M. Spellacy. The Compensation Committee oversees the Company’s compensation practices and establishes the principles and strategies that guide the design of compensation plans and benefit programs for all Company employees, and makes recommendations to the Board.

The following discussion describes the Company’s approach to executive compensation. The Compensation Committee retains the right to consider factors other than those set forth below in setting executive compensation levels for individual officers.

The 2018 compensation program consisted of two elements: (i) an annual base salary and (ii) a cash/common stock in lieu of cash based incentive under the MIP. These MIPs are designed to reward key executives for the Company’s annual and long-term success and to assist in the recruitment and retention of key executives. These MIPs are also used to link total executive compensation to the Company’s financial performance.

Overall, the Company philosophy for its executive compensation program is to pay executives competitively compared to similar-sized companies, particularly telecommunications companies. The Compensation Committee considers Company performance and compensation levels of comparable companies when making its recommendations pertaining to annual base salaries and making awards under the MIPs.

The Compensation Committee worked with consultants to originally develop the MIPs, which were effective beginning in the years 2006 and 2017. The Company believes the MIPs enable the Company to motivate its executive officers to achieve key financial and strategic objectives.

In 2015, upon Compensation Committee recommendation, the Board adopted and the Company’s shareholders approved the 2015 Plan under which employees participating in the MIP may elect to receive up to 50% of their short-term incentive paid in Company stock.

In 2017, upon Compensation Committee recommendation, the Board adopted and the Company’s shareholders approved the 2017 Plan. The purpose of the 2017 Plan was to enable Nuvera and its subsidiaries to attract and retain talented and experienced people, closely link employee compensation with performance realized by shareholders, and reward long-term results with long-term compensation. The plan enables the Board to grant stock incentive awards to current and new employees, including officers, and to Board members and service providers. The 2017 Plan permits stock incentive awards in the form of options (incentive and non-qualified), stock appreciation rights, restricted stock, RSUs, performance stock, performance units, and other awards in stock or cash. The 2017 Plan permits the issuance of up to 625,000 shares of our Common Stock in any of the above stock awards.

In reviewing the CEO’s 2018 performance, the Compensation Committee determined that Mr. Otis’ total compensation package was aligned with the Company’s overall 2018 performance. The Compensation Committee also reviewed the compensation levels of executives in comparable companies, and determined that Mr. Otis’ salary, short-term and long-term incentive compensation was competitive within the industry.

In addition, the Compensation Committee believes that the Company’s compensation practices and compensation philosophy align executive interests with those of its shareholders by linking total executive compensation to the Company’s overall financial performance and as evidenced by the Shareholder approval of the “say-on-pay” proposal at the May 26, 2016 Nuvera Annual Meeting of Shareholders.

Submitted by the Compensation Committee of the Board of Directors

Dennis E. Miller, Chair
Wesley E. Schultz
Suzanne M. Spellacy

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is comprised of three Directors: Wesley E. Schultz (Chair), James J. Seifert and Colleen R. Skillings. The Board has determined that each Audit Committee member is independent under applicable SEC rules. The Board has also determined that Mr. Schultz and Ms. Skillings are “Audit Committee Financial Experts,” as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Exchange Act of 1934.

The Audit Committee acts under a written charter that sets forth its responsibilities and duties as well as requirements for the Audit Committee’s composition and meetings. The Audit Committee Charter is available on the Company’s website at www.nutelecom.net.

During 2018, the Audit Committee met with the Company’s management at each of its regularly scheduled meetings. The Audit Committee also met with a representative from Olsen Thielen & Co., Ltd., the Company’s independent registered public accounting firm, at several of its meetings. Agendas for the Audit Committee’s meetings are established by the Chair of the Audit Committee in consultation with the CFO. At those meetings, the Audit Committee reviewed and discussed various financial and regulatory issues, accounting and financial management issues, developments in the accounting profession as well as a summary of anonymous reports received via the Company’s anonymous reporting process. The Audit Committee also had separate executive sessions from time to time. The Audit Committee provides reports of its activities at each regularly scheduled Board meeting.

The Audit Committee reviews each of the Company’s quarterly and annual reports, including Management’s Discussion and Analysis of Financial Condition and Results of Operations. As part of this review, the Audit Committee discusses these reports with the Company’s management and Olsen Thielen & Co., Ltd prior to the filing of each report with the SEC. In addition, the Audit Committee also reviews related matters, such as the quality of the Company’s accounting practices and alternative methods of accounting under generally accepted accounting principles in the United States, the Company’s critical accounting policies and the clarity and completeness of the Company’s financial and other disclosures.

Management of the Company has the primary responsibility for the Company’s financial statements. The independent registered public accounting firm has responsibility for the audit of the Company’s financial statements. The responsibility of the Audit Committee is to oversee financial matters, among other responsibilities fulfilled by the Audit Committee under its charter. The Audit Committee meets periodically with representatives of Olsen Thielen & Co., Ltd. without the presence of management, to ensure candid and constructive discussions about the Company’s compliance with accounting standards and best practices among public companies comparable in size and scope to the Company.

The Audit Committee has also discussed with Olsen Thielen & Co., Ltd. that their firm is retained by the Audit Committee and that they must raise any concerns about the Company’s financial reporting and procedures directly with the Audit Committee.

In addition to its other duties described in the Committee’s Charter, the Audit Committee has:

•     Reviewed and discussed with the Company’s management and the independent registered public accounting firm, the audited financial statements as of December 31, 2018 and for the year then ended;

•     Discussed with Olsen Thielen & Co., Ltd., the matters required to be discussed by Statement on Auditing Standards No. 114, the Auditor’s Communication with Those Charged with Governance, as amended and as adopted by the Public Company Accounting Oversight Board (PCAOB); and

•     Received from the independent registered public accounting firm, the written disclosures and letter required by PCAOB Rule 3526, Communications with Audit Committees Concerning Independence, and discussed their independence with them.

The Audit Committee has received written disclosures and a letter, required by PCAOB Rule 3526, Communications with Audit Committees Concerning Independence. The Audit Committee has also discussed with Olsen Thielen & Co., Ltd., its independence as it relates to the Company. The Audit Committee has concluded that Olsen Thielen & Co., Ltd. is independent with respect to the Company and its management.

The Audit Committee has reviewed and discussed the fees paid to Olsen Thielen & Co., Ltd. during the year ended December 31, 2018. The fees paid were for services related to the audit and other services and are included on page 29 under "Fees Billed and Paid to Independent Registered Public Accounting Firm."

The Audit Committee has adopted a policy that requires pre-approval of all services of Olsen Thielen & Co., Ltd. by the Audit Committee or the Chair of the Audit Committee. When services are pre-approved by the Chair of the Audit Committee, notice of this approval is given to the other members of the Audit Committee and presented to the full Audit Committee at its next scheduled meeting.

Based upon the review and discussions summarized above, together with the Committee’s other deliberations, the Audit Committee recommended to the Board that the audited financial statements of the Company, as of December 31, 2018 and for the year then ended, be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 to be filed with the SEC.

Submitted by the Audit Committee of the Board of Directors

Wesley E. Schultz, Chair
James J. Seifert Colleen R. Skillings

PROPOSAL 2 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Services of Independent Registered Public Accounting Firm for 2018

Olsen Thielen & Co., Ltd. served as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2018. The Audit Committee of the Board appointed Olsen Thielen & Co., Ltd. as the independent registered public accounting firm for the Company beginning with the fiscal year ended December 31, 2019.

Fees Billed and Paid to Independent Registered Public Accounting Firm

The following is a summary of fees billed by Olsen Thielen & Co., Ltd. for professional services rendered for the fiscal years ended December 31, 2018 and 2017, respectively.

Fee Category	2018 Fees	2017 Fees
Audit Fees	$ 236,175	$ 161,700
Audit - Related Fees	9,200	6,700
Tax Fees	535	1,915
All Other Fees	17,455	30,232
Total Fees	$ 263,365	$ 200,547

Audit Fees

Audit fees are those billed for professional services rendered for the audit of the Company’s annual consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports.

Audit-Related Fees

Audit-related fees billed for assurance and services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” The audit-related fees for 2018 and 2017 related to the audits of the Company’s employee benefit plan.

Tax Fees

Tax fees are those billed for professional services for tax compliance and tax advice.

All Other Fees

All other fees are those for products and services other than the services reported above. The fees billed for all other services paid in 2018 and 2017, respectively, were for general regulatory assistance. The Company typically does not engage its current independent registered public accounting firm directly for other fees or services.

Independence

The Audit Committee of the Board has determined that the provision of the non-audit services described above is compatible with maintaining the independence of the independent registered public accounting firm’s independence.

Audit Committee Pre-Approval Policy for Services of Independent Registered Public Accounting Firm

The Audit Committee annually approves the scope and fees payable for the year-end audit to be performed by the independent registered public accounting firm for the next fiscal year. The Audit Committee is required to pre-approve audit and non-audit services performed by the independent registered public accounting firm in order to ensure the provision of these services does not impair the independent registered public accounting firm’s independence. The Audit Committee does not delegate to management, its responsibilities to preapprove services performed by the independent registered public accounting firm. The Audit Committee pre-approved all services the Company received from Olsen Thielen & Co., Ltd. during the year ended December 31, 2018.

Appointment of Independent Registered Public Accounting Firm for 2019

Subject to ratification by the shareholders at the May 23, 2019 Annual Meeting, the Audit Committee of the Board has appointed Olsen Thielen & Co., Ltd. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. In the event the shareholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and its shareholders’ best interests.

Ratification of the appointment of Olsen Thielen & Co., Ltd. as the Company’s independent registered public accounting firm requires that a majority of the votes cast, whether in person or by proxy, be cast in favor of the proposal. Broker non-votes are counted in determining the votes present at a meeting for purposes of establishing a quorum, but are not considered votes cast and will not count either in favor or against the proposal. Abstentions are counted as present and entitled to vote for the purposes of determining a quorum, but are not counted for the purposes of determining whether shareholders have approved the matter. Therefore, if you abstain from voting on Proposal 2: Ratification of Olsen Thielen & Co., Ltd. as the Company’s Independent Registered Public Accounting Firm, it has the same effect as a vote against the proposal.

Representatives of Olsen Thielen & Co., Ltd. are expected to be present at the annual meeting and will have an opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions from shareholders in attendance.

THE BOARD AND THE AUDIT COMMITTEE RECOMMEND A VOTE "FOR" THE RATIFICATION OF APPOINTMENT OF OLSEN THIELEN & CO., LTD. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. SHARES REPRESENTED BY PROXY WILL BE VOTED “FOR” THIS PROPOSAL, UNLESS YOU SPECIFY A DIFFERENT CHOICE ON THE ACCOMPANYING PROXY CARD.

PROPOSAL 3 – ADVISORY VOTE APPROVING EXECUTIVE COMPENSATION

As required by Section 14A of the Securities Exchange Act of 1934, we are asking shareholders to cast an advisory vote on named executive officer compensation.

As described in detail in the section entitled “Executive Compensation,” which can be found on pages 19-24, we have designed our executive compensation program to implement core compensation principles, including pay for performance and alignment of our management’s interests with those of our shareholders. Under these programs, in 2018, we paid our Named Executive Officers their base salaries and non-equity incentive plan compensation as the Company achieved the specific financial performance goals that the Board had set. We encourage shareholders to read the “Executive Compensation” section of this proxy statement for a more detailed discussion of our executive compensation program, including information about 2018 compensation of our Named Executive Officers.

We are asking our shareholders to indicate their support for our Named Executive Officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named Executive Officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our shareholder to vote “FOR” the following resolution at the Annual Meeting.

RESOLVED, that the shareholders of Nuvera Communications, Inc. approve, on an advisory basis, the compensation of the Named Executive Officers as disclosed in Nuvera Communications, Inc.’s proxy statement for the 2019 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC.

Vote Required

Approval of this Proposal 3 requires the affirmative vote of the holders of the majority of the shares present, in person or by proxy, and entitled to vote on this Proposal 3. While this vote is advisory, and not binding on the Compensation Committee or the Board, it will provide valuable information that the Compensation Committee will be able to consider when determining executive compensation philosophy, policies and practices for the remainder of 2019 and future years.

THE BOARD RECOMMENDS A VOTE "FOR" THE ADVISORY VOTE ON EXECTUIVE COMPENSATION.

PROPOSAL 4 – ADVISORY VOTE ON FREQUENCY OF FUTURE EXECUTIVE COMPENSATION ADVISORY VOTES

As required by Section 14A of the Securities Exchange Act of 1934, we are also asking shareholders to cast an advisory vote on the frequency of future advisory votes on our Named Executive Officer compensation. By voting on this Proposal 4, shareholders may indicate whether they would prefer an advisory vote on Named Executive Officer compensation every year, every two years, or every three years.

After careful consideration, our Board has determined that an advisory vote on executive compensation that occurs every three years (triennially) is the most appropriate alternative for Nuvera Communications, Inc. and therefore our Board recommends that your vote “FOR” “Every Three Years” as the frequency for future advisory votes on executive compensation.

In formulating its recommendation, our Board believes that a triennial vote would provide us the time to thoughtfully consider the voting results, engage with shareholders to further understand the voting results, and respond to the vote and to shareholders’ feedback as described in detail in the section entitled “Executive Compensation,” which can be found on pages 19-24. Additionally, we intend to engage with our shareholders regarding executive compensation during the period between shareholder advisory votes. We believe that our openness to input from our shareholders regarding executive compensation and the ability of shareholders to contact us at any time regarding these matters will reduce the need for and value of a more frequent advisory vote on executive compensation.

We are not asking shareholders to approve or disapprove of the Board’s recommendation, but rather to indicate their own choice as among the frequency options. Shareholders may cast a vote on their preferred voting frequency by choosing the option of every year, every two years, every three years, or abstain from voting on Proposal 4.

Vote Required

The option of every year, every two years or every three years that receives a plurality of the votes cast at the Annual Meeting by shareholders voting on Proposal 4 will be the option for the advisory vote on executive compensation that has been selected by shareholders and recommended to the Board. While this vote is advisory, and not binding on the Board, the Board will take into account the outcome of the vote in making its determination concerning the frequency of future advisory votes on executive compensation.

THE BOARD RECOMMENDS A VOTE OF "EVERY THREE YEARS" ON PROPOSAL 4: ADVISORY VOTE ON THE FREQUENCY OF FUTURE COMPENSATION ADVISORY VOTES.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

It is Company's policy that all proposed transactions by the Company with Directors, Officers, five percent shareholders and their affiliates, be entered into only if these transactions are on terms no less favorable to the Company than could be obtained from unaffiliated parties, are reasonably expected to benefit the Company and are approved by a majority of the disinterested, independent members of its Board.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company's Officers, Directors and beneficial owners of more than ten percent of the Company’s common stock are required to file reports of their beneficial ownership with the SEC. Based on the Company's review of copies of such reports received by it, or written representations from reporting persons, the Company believes that during the fiscal year ended December 31, 2018, Executive Officers and Directors of the Company filed all reports with the SEC required under Section 16(a) to report their beneficial ownership on a timely basis.

ANNUAL REPORT ON FORM 10-K

Upon written request to Nuvera Communications, Inc., 27 North Minnesota Street, New Ulm, Minnesota 56073, Attention: President, the Company will send, without charge, a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2018, including the financial statements and the financial statement schedules as filed with the SEC, to any person whose proxy is being solicited. The Annual Report on Form 10-K can also be found on the Company’s website at www.nuvera.net.

SHAREHOLDER PROPOSALS FOR 2020 ANNUAL MEETING

The Company intends to first make available the Proxy Statement for its 2020 annual meeting of shareholders on or about April 15, 2020. If any shareholder intends to present a proposal to be considered for inclusion in the Company’s proxy materials in connection with the Company’s 2019 Annual Meeting of Shareholders, the proposal must be in proper form (per SEC Regulation 14A, Rule 14a-8 – Shareholder Proposals) and be received at the principal Executive Offices of the Company at 27 North Minnesota Street, New Ulm, Minnesota 56073, Attention: CEO, no later than December 18, 2019. In addition, if the Company is not notified by March 1, 2020, of a proposal to be brought before the 2020 Annual Meeting of Shareholders by a shareholder, the proxies held by management may provide the discretion to vote against the proposal even though it is not discussed in the proxy statement for the meeting.

NOTICE AND ACCESS FOR 2020 ANNUAL MEETING

Beginning with the 2020 Annual Meeting of Shareholders, Nuvera intends to distribute proxy materials to its shareholders exclusively through Notice and Access. This means rather than mailing a printed copy of the Annual Report, Proxy Statement, and Proxy Card to shareholders, each shareholder will receive a copy of a “Notice of Internet Availability of Proxy Materials.”

Upon receipt of this notice, either electronically or in the mail, any Nuvera shareholder can request printed full set materials and Nuvera will send them to the shareholder.

Nuvera believes that a majority of its shareholders now access materials electronically and that moving to Notice and Access rather than full set delivery of all proxy material will enable Nuvera to avoid the expense of printing and mailing proxy materials to all shareholders, while ensuring that printed materials remain available for all shareholders who request them. If you have any questions about Notice and Access, please feel free to contract the Company’s Secretary.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING

The Proxy Statement, Proxy Form and Annual Report on Form 10-K, are available at the Company’s website, located at www.proxyvote.com.

OTHER MATTERS

The Company did not receive notice by December 18, 2018 of any shareholder proposals that are to be presented for a vote at the 2019 Annual Meeting. Therefore, no shareholder proposals are included in this proxy statement and if any other matter requiring a vote properly comes before the meeting, the persons named on the accompanying proxy card will vote your shares on that matter in their discretion.

YOUR VOTE IS IMPORTANT. Whether or not you expect to attend the meeting, please sign and date the proxy and return it promptly in the enclosed envelope, or take advantage of the option to vote by Internet or telephone. If you choose to return the proxy card by mail, we have enclosed an envelope, for which no postage is required if mailed in the United States. You may also vote your shares electronically either over the Internet at www.proxyvote.com or by touch tone telephone at 1-800-690-6903.

By Order of the Board of Directors

/s/ Barbara A.J. Bornhoft

Barbara A.J. Bornhoft

Corporate Secretary

New Ulm, Minnesota

April 18, 2019

NUVERA COMMUNICATIONS, INC.
27 NORTH MINNESOTA STREET
NEW ULM, MN 56073

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 p.m. Central Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Nuvera Communications, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 10:59 p.m. Central Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E74887-P19012

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NUVERA COMMUNICATIONS, INC.

The Board of Directors recommends you vote FOR the following directors:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

Nominees:

01) Perry Meyer
02) Bill Otis

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR proposals 2 and 3:

	For	Against	Abstain
2. To ratify the selection of Olsen Thielen & Co., Ltd. as the Company's independent registered public accounting firm for the year ending December 31, 2019.	☐	☐	☐
3. To approve the Company's executive compensation.	☐	☐	☐

The Board of Directors recommends you vote "3 YEARS" for Proposal 4:

	1 Year	2 Years	3 Years	Abstain
4. To cast an advisory vote regarding the frequency of future advisory votes on executive compensation.	☐	☐	☐	☐

NOTE: The nominees for Board of Directors, if elected, will each hold office until the Annual Meeting of Shareholders to be held in 2022 or until his/her successor is elected and qualified.

For Address Changes/Comments, mark here. ☐
(see reverse for instructions)

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report, Telephone/Internet Insert and Form 10-K are available at www.proxyvote.com.

E74888-P19012

NUVERA COMMUNICATIONS, INC.
27 North Minnesota Street
New Ulm, MN 56073
(507) 354-4111

The undersigned hereby appoints Dennis Miller, Wesley Schultz, James Seifert, Colleen Skillings and Suzanne Spellacy or any of them, with power of substitution, as proxies to vote the shares of common stock of the undersigned in Nuvera Communications, Inc. at the Annual Meeting of Shareholders to be held on May 23, 2019 at 10:00 a.m. at the New Ulm Event Center, located at 301 20th Street South, New Ulm, Minnesota and at any adjournment thereof, upon all business that may properly come before the meeting, including the business identified (and in the manner directed) on this proxy and described in the proxy statement furnished herewith.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side